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                                                                     Exhibit 4.2

                           MILLER EXPLORATION COMPANY

                             AMENDMENT NO. 1 TO THE
                   MILLER EXPLORATION COMPANY STOCK OPTION AND
                          RESTRICTED STOCK PLAN OF 1997

     This Amendment No. 1 to the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997 (this "Amendment") is made and adopted by Miller Exploration Company, a Delaware corporation (the "Company"), effective as of May 26, 2000.

                                    RECITALS

     WHEREAS, the Board of Directors and Shareholders of the Company have duly approved this Amendment to amend the terms and provisions of the Miller Exploration Company Stock Option and Restricted Stock Plan of 1997 (the "Plan"); and

     WHEREAS, any capitalized term used and not otherwise defined herein shall have the meaning set forth in the Plan.

                                    AMENDMENT

          1. The Plan is hereby amended by deleting Section 4.1 thereof in its entirety and substituting in lieu thereof the following:

               4.1 NUMBER OF SHARES. Subject to adjustment as provided in
          Section 4.3 of the Plan, a maximum of 1,900,000 shares of Common Stock shall be available for Incentive Awards under the Plan. Such Shares may be authorized but unissued shares.

          2. Except as expressly set forth herein, the Plan shall remain in full force and effect without further amendment or modification.

                            [SIGNATURE PAGE FOLLOWS]
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     IN WITNESS WHEREOF, the Company, acting by and through its officer hereunto duly authorized, has executed this Amendment effective as of the date first written above.

                                          MILLER EXPLORATION COMPANY

                                          By: /s/ Deanna L. Cannon
                                              ---------------------------------
                                              Name:  Deanna L. Cannon
                                              Title: Vice President - Finance
                                                     and Secretary